Southern FIRST

Southern First Bancshares, Inc.

SunTrust Robinson Humphrey

Investor Meeting

February 21st, 2018

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Corporate profile:


NORTH CAROLINA
Raleigh
Asheville
Charlotte
Greenville
Atlanta
Columbia
SOUTH CAROLINA
Augusta
GEORGIA
Charleston
Savannah

Southern First markets:

- Greenville, SC: 2000
- Columbia, SC: 2007
- Charleston, SC: 2012
- Raleigh, NC: 2016
- Atlanta, GA: 2017

Southern FIRST

Southern First Bancshares

Corporate Profile

- Overview:
  - Headquartered in Greenville, South Carolina
  - 17 year old bank
  - 10 offices in Greenville, Columbia, Charleston, and Raleigh
    - Atlanta office pending

- Financial snapshot (as of year-end 2017)
  - Total assets: $1.6 billion
    - 3rd largest bank headquartered in South Carolina
  - ROAA: .87% *
  - ROAE: 9.66% *
  - NPA's / charge offs: .46% / .10%
  - Efficiency ratio: 57%
  - TCE: 9.21% *
  - Total risk-based capital: 13.27% *

* Includes deferred tax asset adjustment of $2.4 million

2017 Highlights:

- Total deposits increased $290 million – 27% growth
- Total loans increased $223 million – 19% growth
- Total revenue increased to $15.8 million – 18% growth in Q4'17
- Book value increased to $20.37
- Completed a $25 million capital raise
- Opened Raleigh and announced Atlanta market expansion

Deposit Composition – year-end 2017

Current deposit cost - .67%



Wholesale CD's, 2%
Retail CD's, 19%
Non-interest checking, 21%
Savings, 1%
Interest Checking, 17%
Money Market, 40%

Loan Composition – year-end 2017

Current loan yield – 4.56%



Consumer Construction, 3%
Other, 2%
Commercial owner occupied, 23%
Home Equity, 11%
Consumer real estate, 20%
Commerical non-owner occupied, 22%
Commercial Construction, 3%
Business, 16%

Strategic Vision

Market expansion:

Raleigh NC


Skyline.com



Atlanta GA





Right Market / Right Time / Right Bankers

Southern First Bancshares

Growing shareholder value

- Growth – organic strength in each market
- Performance – earnings / risk management
- Model – technology / efficient structure
- Markets – attractive markets in SC, NC, & GA
- Leadership – performance driven

Southern First Bancshares, Inc.

Thank You